EXHIBIT 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”) is made and entered into by and between the United States of America, acting through the Commercial Litigation Branch of the United States Department of Justice and on behalf of the United States Department of Education (“United States”), Nelnet, Inc., a Nebraska corporation, Nelnet Education Loan Funding, Inc., a Nebraska corporation (together “Nelnet”), and Jon H. Oberg (“Oberg”) (all of which are referred to herein collectively as “the Parties”).

RECITALS

A.           An action entitled United States ex rel. Jon H. Oberg v. Nelnet, Inc. et al., now pending in the United States District Court for the Eastern District of Virginia, Case No. 1:07- cv-960-JFA, was filed by Oberg as Relator, pursuant to the qui tam provisions of the False Claims Act, 31 U.S.C. § 3730(b) (the “Civil Action”), on behalf of the United States.

B.           Oberg filed under seal a Complaint, and Amended Complaints thereafter, in the Civil Action (collectively, the “Oberg Complaint”), which was subsequently unsealed by the court.

C.           The United States will intervene in the Civil Action for the purposes of effecting this Settlement Agreement.

D.           The Oberg Complaint alleges False Claims Act violations involving Nelnet’s application for and receipt of certain special allowance payments from the Department of Education (“DOEd”).  That alleged conduct is referred to below as the Covered Conduct.

E.           On January 19, 2007, Nelnet and DOEd entered into a settlement agreement that released any claim DOEd might have for the recoupment of any special allowance payments from Nelnet claimed by Nelnet prior to that date.

SETTLEMENT AGREEMENT

F.           This Agreement is made in compromise of disputed claims.  Neither this Agreement, its execution, nor the performance of any obligation under it, including any payment, nor the fact of the settlement, is intended to be, or shall be understood as an admission of facts or liability, or other expression reflecting upon the merits of the dispute, by Nelnet.  This Agreement is also not a concession by the United States or Oberg that their claims are not well-founded.  Nelnet expressly denies the allegations of the United States and Oberg as set forth herein and in the Civil Action and denies that it has engaged in any wrongful conduct in connection with the Covered Conduct.

G.           Oberg claims entitlement under 31 U.S.C. § 3730(d) to a share of the proceeds of this Settlement Agreement and to Oberg’s reasonable expenses, attorneys’ fees and costs.

H.          The Parties now mutually desire to reach a resolution of the Civil Action.

I.            The Parties mutually wish to avoid the expense, delay and inconvenience of litigation.

NOW, THEREFORE, for and in consideration of the mutual covenants, conditions and promises contained herein, the releases contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereto agree as follows:

TERMS AND CONDITIONS

1.           Each and every term of this Settlement Agreement shall become null and void unless each of the following conditions is either satisfied by the date indicated or otherwise waived in writing by Nelnet:

a.	Approval of this Settlement Agreement by the United States of America on or before October 18, 2010;

SETTLEMENT AGREEMENT

b.	Entry of an Order of Dismissal by the United States District Court for the Eastern District of Virginia;
c.
A stay of all proceedings in the Civil Action, including all motions currently pending, until the date of entry of an Order of Dismissal by the United States District Court for the Eastern District of Virginia; and

d.
Execution of a settlement agreement by each of SLM Corporation, Southwest Student Services Corporation, Brazos Higher Education Service Corporation, Brazos Higher Education Authority, Inc., and Student Loan Finance Corporation, with the United States and Oberg with respect to the Civil  Action by or before 12:00 p.m. Eastern time on October 22, 2010.

The date upon which each and every of the foregoing conditions has been satisfied, or otherwise waived in writing by Nelnet, shall be known as the “Trigger Date of this Agreement.”

2.           Within ten (10) days after the Trigger Date of this Agreement, Nelnet shall pay to the United States the sum of $47,000,000 (the “Settlement Amount”), by electronic funds transfer pursuant to written instructions to be provided by the Office of the United States Attorney for the Eastern District of Virginia.

3.           Conditioned upon the United States receiving the Settlement Amount from Nelnet and as soon as feasible after receipt, the United States shall pay a Relator’s share of the proceeds of this Settlement Amount to Oberg pursuant to 31 U.S.C. § 3730(d)(2), with the specific amount to be agreed upon by the United States and Oberg or determined promptly by the Court.

4.           Within ten (10) days after the Trigger Date of this Agreement, Nelnet shall pay to Oberg’s counsel, Wiley Rein LLP, the sum of $8,000,000 (the “Fee Amount”) by electronic funds transfer to the Wiley Rein LLP trust account pursuant to written instructions (including notice of the Fee Amount agreed upon) to be provided by Wiley Rein LLP in full payment of Relator’s claims for expenses, and attorney’s fees and costs.  Upon tendering the funds provided for in this paragraph, Nelnet shall have no further liability to Oberg or his attorneys for the payment of legal costs or attorney’s fees.

SETTLEMENT AGREEMENT

5.           Subject to the exceptions in Paragraph 8 (concerning excluded claims) below, and conditioned upon Nelnet’s full payment of the Settlement Amount, the United States hereby releases Nelnet from, and promises to refrain from instituting, maintaining, or causing to be instituted or maintained, any civil action, claim, adjustment, set-off, or administrative monetary proceeding against Nelnet, its past, present or future officers, directors, employees, agents, parents, subsidiaries, affiliates, representatives, successors, or assigns, either in their corporate or personal capacities (the “Nelnet Releasees”), which the United States has or may have against the Nelnet Releasees under the False Claims Act, 31 U.S.C. §§ 3729 et seq., the Contract Disputes Act, 41 U.S.C. §§ 601 et seq., the Civil Anti-Kickback Act, 41 U.S.C. § 55, the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801 et seq., the Truth in Negotiations Act, 10 U.S.C. § 2304, 41 U.S.C. § 254b, and under any common law or equitable theories including fraud, breach of contract, unjust enrichment or payment by mistake for (a) Covered Conduct; and (b) conduct and claims by any Nelnet Releasee relating to special allowance payments received by any Nelnet Releasee prior to the date of this Agreement relating to the transferring or recycling of loans as described generally in the Civil Action.

6.           Subject to the exceptions in Paragraph 8 (concerning excluded claims) below, and conditioned upon Nelnet’s full payment of the Settlement Amount, DOEd hereby releases the Nelnet Releasees from, and promises to refrain from instituting, maintaining, or causing to be instituted or maintained, any civil action, claim, adjustment, set-off, or administrative proceeding of any kind against the Nelnet Releasees under the Higher Education Act, 20 U.S.C. § 1087-1(b) et seq., or its implementing regulations, 34 C.F.R. § 682.302 et seq. arising from the Covered Conduct and any other conduct and claims by any Nelnet Releasee relating to special allowance payments received by any Nelnet Releasee prior to the date of this Agreement relating to the transferring or recycling of loans as described generally in the Civil Action.  In addition, DOEd releases the Nelnet Releasees from any administrative claim, cause of action or proceeding arising under or relating to any suspension or debarment action under 48 C.F.R. Subpart 9.4 and 34 C.F.R. Part 85 arising from the Covered Conduct and any other conduct and claims by any Nelnet Releasee relating to special allowance payments received by any Nelnet Releasee prior to the date of this Agreement relating to the transferring or recycling of loans as described  generally in the Civil Action.

SETTLEMENT AGREEMENT

7.           Subject to the exceptions in Paragraph 8 (concerning excluded claims) below, and conditioned upon Nelnet’s full payment of the Settlement Amount to the United States and the Fee Amount to Oberg’s counsel, Wiley Rein LLP, Oberg, for himself and for his heirs, successors, attorneys, agents, and assigns, hereby releases the Nelnet Releasees from, and promises to refrain from instituting, maintaining, or causing to be instituted or maintained, any civil action, claim, adjustment, set-off, or other proceeding against the Nelnet Releasees for any and all claims, known or unknown, contemplated or not contemplated, under any federal or state cause of action with respect to (1) Covered Conduct; (2) conduct and claims by any Nelnet Releasee relating to special allowance payments received by any Nelnet Releasee prior to the date of this Agreement; (3) any other act or omission by Nelnet or the Nelnet Releasees that occurred, if at all, prior to the date of this Agreement; and (4) any claim for costs or attorney’s fees.

SETTLEMENT AGREEMENT

8.           Notwithstanding the releases given in Paragraphs 5 through 7 of this Agreement, or any other term of this Agreement, the following claims of the United States are specifically reserved and are not released:

a.           Any liability arising under Title 26, U.S. Code (Internal Revenue Code);

b.           Any criminal liability;

c.           Any administrative liability, including the suspension and debarment rights of any federal agency, other than the debarment rights of the DOEd under 48 C.F.R. Subpart 9.4 and 34 C.F.R. Part 85, which are released pursuant to Paragraph 6;

d.           Any liability to the United States (or its agencies) for any conduct other than the Covered Conduct;

e.           Any liability based upon obligations created by this Agreement;

9.           Oberg and his heirs, successors, attorneys, agents, and assigns shall not object to this Agreement but agree and confirm that this Agreement is fair, adequate, and reasonable under all the circumstances, pursuant to 31 U.S.C. § 3730(c)(2)(B).   Conditioned upon Oberg’s  receipt of the payment described in Paragraph 3, Oberg and his heirs, successors, attorneys, agents, and assigns fully and finally release, waive, and forever discharge the United States, its officers, agents, and employees, from any claims arising from the filing of the Civil Action or under 31 U.S.C. § 3730, and from any claims to a share of the proceeds of this Agreement and/or the Civil Action.

10.           Nelnet waives and shall not assert any defenses Nelnet may have to any criminal prosecution or administrative action for any offense under Title 26 of the United States Code relating to the Covered Conduct that may be based in whole or in part on a contention that, under the Double Jeopardy Clause in the Fifth Amendment of the Constitution, or under the Excessive Fines Clause in the Eighth Amendment of the Constitution, this Agreement bars a remedy sought in such criminal prosecution or administrative action.  Nothing in this paragraph or any other provision of this Agreement constitutes an agreement by the United States concerning the characterization of the Settlement Amount for purposes of the Internal Revenue laws, Title 26 of the United States Code.

SETTLEMENT AGREEMENT

11.           Nelnet fully and finally releases Oberg and the United States, and its agencies, employees, servants, and agents from any claims (including attorney’s fees, costs, and expenses of every kind and however denominated) that Nelnet has asserted, could have asserted, or may assert in the future against the United States, and its agencies, employees, servants, and agents, related to the Covered Conduct and the United States’ investigation and prosecution thereof.

12.           a.           Unallowable Costs Defined: All costs (as defined in the Federal  Acquisition Regulation, 48 C.F.R. § 31.205-47) incurred by or on behalf of Nelnet, and its present or former officers, directors, employees, shareholders, and agents in connection with:

(1)	the matters covered by this Agreement;

(2)	the United States’ audit(s) and civil investigation(s) of the matters covered by this Agreement;

(3)
Nelnet’s investigation, defense, and corrective actions undertaken in response to the United States’ audit(s) and civil investigation(s) in connection with the matters covered by this Agreement (including attorney’s fees);

(4)	the negotiation and performance of this Agreement;

(5)
the payment Nelnet makes to the United States pursuant to this Agreement and any payments that Nelnet may make to Oberg, including costs and attorney’s fees, are unallowable costs for government contracting purposes (hereinafter referred  to as Unallowable Costs).

b.           Future Treatment of Unallowable Costs: Unallowable Costs will be separately determined and accounted for by Nelnet, and Nelnet shall not charge such Unallowable Costs directly or indirectly to any contract with the United States.

SETTLEMENT AGREEMENT

c.           Treatment of Unallowable Costs Previously Submitted for Payment: Within 90 days of the Trigger Date of this Agreement, Nelnet shall identify and repay by adjustment to future claims for payment or otherwise any Unallowable Costs included in payments previously sought by Nelnet or any of its subsidiaries or affiliates from the United States.  The United States, including the Department of Justice and/or the affected agencies, reserves its rights to audit, examine, or re-examine Nelnet’s books and records and to disagree with any calculations submitted by Nelnet or any of its subsidiaries or affiliates regarding any Unallowable Costs included in payments previously sought by Nelnet, or the effect of any such Unallowable Costs on the amount of such payments.

13.           Nelnet agrees to cooperate fully and truthfully with the United States’ investigation of individuals and entities not released in this Agreement.  Upon reasonable notice Nelnet shall encourage, and agrees not to impair, the cooperation of its directors, officers, and employees, and shall use its best efforts to make available, and encourage, the cooperation of former directors, officers, and employees for interviews and testimony, consistent with the rights and privileges of such individuals.  Nelnet further agrees to furnish to the United States, upon request, complete and unredacted copies of all non-privileged documents, reports, memoranda of interviews, and records in its possession, custody, or control concerning any investigation of the Covered Conduct that it has undertaken, or that has been performed by another on its behalf.  This paragraph shall take effect from and after the Trigger Date of this Agreement.

14.           Upon execution of this Agreement, the Parties shall promptly sign and file in the Civil Action a Joint Stipulation of Dismissal with prejudice of the Civil Action pursuant to Rule 41(a)(1).

15.           Each Party shall bear its own legal and other costs incurred in connection with the Civil Action, including the preparation and performance of this Agreement, except as provided for in Paragraph 4 of this Agreement or the Supplemental Settlement Agreement and Release executed contemporaneously with this Agreement.

SETTLEMENT AGREEMENT

16.           Each Party and signatory to this Agreement represents that it freely and voluntarily enters in to this Agreement without any degree of duress or compulsion.

17.           This Agreement is governed by the laws of the United States.  The exclusive jurisdiction and venue for any dispute relating to this Agreement is the United States District Court for the Eastern District of Virginia.  For purposes of construing this Agreement, this Agreement shall be deemed to have been drafted by all Parties to this Agreement and shall not, therefore, be construed against any Party for that reason in any subsequent dispute.

18.           This Agreement constitutes the complete agreement between Nelnet and the United States.  This Agreement, together with the Supplemental Settlement Agreement and Release executed contemporaneously herewith, constitute the complete agreement between Nelnet and Oberg.  This Agreement may not be amended except by written consent of the Parties.

19.           This Agreement may be executed in counterparts, each of which constitutes an original and all of which constitute one and the same Agreement.

20.           This Agreement is binding on Nelnet’s successors, transferees, heirs, and assigns.

21.           This Agreement is binding on Oberg’ s successors, transferees, heirs, and assigns.

22.           All parties consent to the United States’ disclosure of this Agreement, and information about this Agreement, to the public.

23.           Bert W. Rein of the Wiley Rein law firm warrants that he is fully authorized to execute this agreement on behalf of Oberg, his client.

SETTLEMENT AGREEMENT

24.           This Agreement is effective on the date of signature of the last signatory to the Agreement (the “Effective Date” of this Agreement).  Facsimiles of signatures shall constitute acceptable, binding signatures for purposes of this Agreement.

SETTLEMENT AGREEMENT

IN WITNESS WHEREOF, this Settlement Agreement has been executed by the Parties.

THE UNITED STATES OF AMERICA

By           /s/ JAY D. MAJORS
JAY D. MAJORS
Commercial Litigation Branch
United States Department of Justice

Date        10/22/10
NEIL H. MACBRIDE

By           /s/ GERARD MENE
GERARD MENE
Assistant U.S. Attorney
U.S. Attorney’s Office for the
Eastern District of Virginia

THE UNITED STATES DEPARTMENT OF EDUCATION

By           /s/ JAMES RUNCIE
JAMES RUNCIE
Deputy Chief Operating Officer
Federal Student Aid
U.S. Department of Education

Date        10-21-2010

SETTLEMENT AGREEMENT

JON H. OBERG

By           /s/ JON H. OBERG

Date        October 21, 2010

BERT W. REIN

/s/ BERT W. REIN

Date        10/21/10

SETTLEMENT AGREEMENT

NELNET, INC.

By           /s/ WILLIAM J. MUNN

Date        10-21-2010

NELNET EDUCATION LOAN FUNDING, INC.

By           /s/ WILLIAM J. MUNN

Date        10-21-2010

SETTLEMENT AGREEMENT